THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

POSITIVEID CORPORATION

PositiveID Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “PositiveID Corporation.” The Corporation was originally incorporated under the name “Surgical Identification Services, Inc.,” and the original certificate of incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on November 29, 2001.

2. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State on December 20, 2005.

3. A Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate of Incorporation”) was filed with the Secretary of State on December 18, 2006.

4. This Third Amended and Restated Certificate of Incorporation (this “Certificate”) has been duly adopted by the Board of Directors and has been approved and adopted by the stockholders of the Corporation, in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

5. This Certificate restates, integrates and further amends the provisions of the Second Amended and Restated Certificate of Incorporation.

6. The text of the Second Amended and Restated Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

ARTICLE I
NAME

The name of the corporation is PositiveID Corporation.

ARTICLE II
PURPOSE

The purpose of the Corporation is to engage in any lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) and to possess and exercise all of the powers and privileges granted by such law and any other law of the State of Delaware.

ARTICLE III
REGISTERED AGENT

The street address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Suite 403-B, in the City of Wilmington, County of New Castle, 19805, and the name of the Corporation’s registered agent at such address is Vcorp Services, LLC.

ARTICLE IV
CAPITALIZATION

Section 4.1 Authorized Capital Stock.

The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 3,900,000,000 shares, consisting of 3,895,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 5,000,000 shares of preferred stock (the “Preferred Stock”), 2,500 of which are designated as Series I Convertible Preferred Stock, par value $0.001 per share, 3,000 of which are designated as Series II Convertible Preferred Stock, par value $0.001 per share, and 1,700 of which are designated as Series J Convertible Preferred Stock, par value $0.001 per share.

Except as otherwise expressly set forth this Certificate (including, but not limited to, Section 4.3(a) hereof and any Preferred Stock Designation (as defined in Section 4.2), the holders of Common Stock, the holders of any class or series of Preferred Stock with voting rights and the holders of any other class or series of stock of the Corporation with voting rights shall be entitled to vote and shall vote as a single class on all matters with respect to which a vote of the shareholders of the Corporation is required or permitted under applicable law, this Certificate or the By-Laws of the Corporation (the “By-Laws”). Whenever applicable law, this Certificate or the By-Laws provide for a vote of the shareholders of the Corporation on any matter, approval of such matter shall require the affirmative vote of a majority of the votes cast by the holders entitled to vote thereon unless otherwise expressly provided under applicable law, this Certificate or the By-Laws.

No holder of stock of any class or series of the Corporation, whether now or hereafter authorized or issued, shall be entitled, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, or of any securities convertible into stock of any class or series, or to which are attached or with which are issued warrants or rights to purchase any such stock, whether now or hereafter authorized, issued or sold, whether issued for moneys, property or services, or by way of dividend or otherwise, or any right or subscription to any thereof, other than such, if any, as the Board of Directors of the Corporation (the “Board”) in its discretion may from time to time fix, pursuant to authority hereby conferred upon it; and any shares of stock or convertible obligations with warrants or rights to purchase any such stock, which the Board may determine to offer for subscription, may be sold without being first offered to any of the holders of the stock of the Corporation of any class or classes or series or may, as the Board may determine, be offered to holders of any class or classes or series of stock exclusively or to the holders of all classes or series of stock, and if offered to more than one class or series of stock, in such proportions as between such classes or series of stock as the Board, in its discretion, may determine.

Section 4.2 Preferred Stock.

(a) The Preferred Stock may be issued from time to time in one or more classes or series. The Board is hereby expressly authorized to provide for the issuance of shares of Preferred Stock in one or more classes or series and to establish from time to time the number of shares to be included in each such class or series and to fix the designations, voting powers (including that each share of such class or series shall carry one vote or more or less than one vote per share), preferences and relative, participating, optional and other special rights, if any, of each such class or series and the qualifications, limitations and restrictions thereof, as shall be stated in the resolution(s) adopted by the Board providing for the issuance of such class or series and included in a certificate of designations (a “Preferred Stock Designation”) filed pursuant to the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any class or series of Preferred Stock may, to the extent permitted by law, provide that such class or series shall be superior to, rank equally with or be junior to the Preferred Stock of any other class or series. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any class or series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any class or series of the Preferred Stock authorized by and complying with the conditions of this Certificate.

(b) The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by an amendment of this Certificate that may be adopted by resolution adopted by the Board and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock of the Corporation and all other outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL or any similar provision hereafter enacted, with such outstanding shares of Common Stock and other stock entitled to vote thereon considered for this purpose as a single class, and no vote of the holders of any shares of Preferred Stock or any class or series thereof, voting separately as a class, shall be required therefor.

(c) Pursuant to the authority conferred by this Article IV upon the Board, the Board created a series of shares of Preferred Stock designated as Series I Convertible Preferred Stock (the “Series I Preferred Stock”), by filing a certificate of designations of preferences, right and limitations of the Series I Preferred Stock with the Secretary of State of the State of Delaware (the “Secretary of State”) on October 2, 2013, as amended by the amended and restated certificate of designations of preferences, right and limitations of the Series I Preferred Stock as filed with the Secretary of State on January 7, 2015, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series I Preferred Stock, are set forth in Appendix A hereto and are incorporated herein by reference.

(d) Pursuant to the authority conferred by this Article IV upon the Board, the Board created a series of shares of Preferred Stock designated as Series II Convertible Preferred Stock (the “Series II Preferred Stock”), by filing a certificate of designations of preferences, right and limitations of the Series II Preferred Stock with the Secretary of State on July 25, 2016, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series II Preferred Stock, are set forth in Appendix B hereto and are incorporated herein by reference.

(e) Pursuant to the authority conferred by this Article IV upon the Board, the Board created a series of shares of Preferred Stock designated as Series J Convertible Preferred Stock (the “Series J Preferred Stock”), by filing a certificate of designations of preferences, right and limitations of the Series J Preferred Stock with the Secretary of State on December 7, 2015, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series J Preferred Stock, are set forth in Appendix C hereto and are incorporated herein by reference.

Section 4.3 Common Stock.

(a) The holders of shares of Common Stock shall be entitled to one vote for each such share of Common Stock held on each matter properly submitted to the stockholders on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders the holders of outstanding shares of Common Stock shall have the right to vote for the election of directors and on all other matters property submitted to a vote of the stockholders. Notwithstanding the foregoing and Section 4.1 hereof, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding class or series of Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation).

(b) The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by an amendment of this Certificate that may be adopted by resolution adopted by the Board and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock of the Corporation and all other outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL or any similar provision hereafter enacted, with such outstanding shares of Common Stock and other stock entitled to vote thereon considered for this purpose as a single class, and no vote of the holders of any shares of Common Stock or any class or series thereof, voting separately as a class, shall be required therefor.

(c) Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(d) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, tenably in proportion to the number of shares of Common Stock held by them.

ARTICLE V
BOARD OF DIRECTORS

Section 5.1 Board Powers.

The business and affairs of the Corporation shall be managed by, or under the direction of the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate or the By-Laws, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate and any By-Laws; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such By-Laws had not been adopted.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Certificate, “Whole Board” shall mean the total number of directors the Corporation would have if there were no vacancies.

(b) Subject to Section 5.5, a director shall hold office until the annual meeting for the year in which his or her term expires or until his or her successor has been elected and qualified, notwithstanding that such director may have been elected for a term that extended beyond the date of such next annual meeting of stockholders, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(c) Unless and except to the extent that the By-Laws shall so require, the election of directors need not be by written ballot.

(d) There shall be no cumulative voting in the election of directors.

Section 5.3 Newly Created Directorships and Vacancies

Subject to Section 5.5, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the term to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

Section 5.4 Removal.

Subject to Section 5.5, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5 Preferred Stock - Directors.

Notwithstanding any other provision of this Article V and except as otherwise required by law, whenever the holders of one or more series of Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of Preferred Stock as set forth in this Certificate (including any Preferred Stock Designation).

ARTICLE VI
BY-LAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized and empowered to adopt, amend, alter or repeal the By-Laws. The affirmative vote of a majority of the Whole Board shall be required to adopt, amend, alter or repeal the By-Laws. The stockholders shall, to the extent such power is at the time conferred on them by applicable law, also have the power, by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, to make, alter, amend or repeal any By-Laws of the Corporation.

ARTICLE VII
MEETINGS OF STOCKHOLDERS

Section 7.1 Action by Written Consent.

Except as otherwise required by the specific terms of any class or series of Preferred Stock as set forth in the Preferred Stock Designation with respect to such class or series, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock entitled to vote on such action having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 7.2 Meetings.

Except as otherwise required by law or the terms of any one or more series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the President, or the Board pursuant to a resolution adopted by a majority of the Whole Board, and the ability of the stockholders to call a special meeting is hereby specifically denied.

Section 7.3 Advance Notice.

Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws.

Section 7.4 Location.

Meetings of stockholders may be held within or outside the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to applicable law) outside of the State of Delaware at such place or places as may be designated from time to time by the Board or in the By-Laws.

ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Personal Liability.

No person who is or was a director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL as the same exists or hereafter may be amended. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the liability of directors, then the liability of a director to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended. Any repeal or amendment of this Section 8.1 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 8.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 8.2 Indemnification.

(a) Each person who is or was made a party or threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification and advancement of expenses conferred by this Section 8.2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition to the fullest extent authorized by the DGCL as the same exists or is hereafter amended.

(b) The rights conferred on any Covered Person by this Section 8.2 shall not be exclusive of any other rights which any Covered Person may have or hereafter acquire under law, this Certificate, the By-Laws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 8.2 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Covered Persons, provided, however, that if the DGCL requires or permits the payment of such expenses incurred by a Covered Person as set forth herein in advance of the final disposition of a proceeding, such payment shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director of officer is not entitled to be indemnified under this Section or otherwise.

(e) The Corporation may, by action of its Board, provide indemnification and the advancement of expenses to such of the officers, employees and agents of the Corporation and such other persons serving at the request of the Corporation as officers, employees and agents of another corporation, partnership, joint venture, limited liability company, trust or other enterprise to such extent as is permitted by the laws of the State of Delaware as the same exists or are hereafter amended and the Board shall determine to be appropriate.

(f) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Delaware law.

(g) The rights and authority conferred in this Article VIII shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

ARTICLE IX
AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate (including any Preferred Stock Designation), and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by this Certificate, the By-Laws or the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article; provided, however, that, notwithstanding any other provision of this Certificate, and in addition to any other vote that may be required by law or any Preferred Stock Designation, the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision as part of this Certificate.

ARTICLE X
SECTION 203 OF THE DGCL

The Corporation elects not to be governed by Section 203 of the DGCL.

ARTICLE XI
SECTION 102(B)(2) OF THE DGCL

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under §279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, PositiveID Corporation has caused this Certificate to be duly executed in its name and on its behalf by its Secretary this 30th day of November, 2016.

POSITIVEID CORPORATION

By:	/s/ Allison Tomek
Name:	Allison Tomek
Title:	Secretary

Appendix A

POSITIVEID CORPORATION

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATIONS OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES I CONVERTIBLE PREFERRED STOCK

William J. Caragol and Allison F. Tomek, hereby certify that:

1. They are the Chief Executive Officer and Secretary, respectively, of PositiveID Corporation, a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 5,000,000 shares of preferred stock.

3. The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 5,000,000 shares of $0.001 par value preferred stock (the “Preferred Stock”), issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any series and the designation thereof, of any of them;

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid in accordance with Section 151 of the General Corporation Law of the State of Delaware, and as set forth in this Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series I Convertible Preferred Stock, to designate the rights, preferences, restrictions and other matters relating to the Series I Convertible Preferred Stock, which will consist of 2,500 shares of Preferred Stock, par value $0.001 per share, which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preferred Stock are as follows:

I. Terms of Preferred Stock.

A. Designation and Amount. The series of Preferred Stock will be designated as the Corporation’s Series I Convertible Preferred Stock (the “Series I Preferred Stock”) and the number of shares so designated will be 2,500, which will not be subject to increase without the consent of the holders (each a “Holder” and collectively, the “Holders”) of a majority of the outstanding shares of Series I Preferred Stock.

B. Ranking and Voting.

1. Ranking. The Series I Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends and right of liquidation with the Corporation’s Common Stock (“Common Stock”); and (b) junior to all existing and future indebtedness of the Corporation. Without the prior written consent of Holders holding a majority of the outstanding shares of Series I Preferred Stock, the Company may not issue any Preferred Stock that is not junior to the Series I Preferred Stock in right of dividends and liquidation.

2. Voting. Each share of Series I Preferred Stock shall be entitled to vote on all matters requiring shareholder vote. Each share of Series I Preferred Stock will be entitled to the number of votes per share based on the calculation of As Converted Voting Shares, as defined in Section I.G.5.a, calculated on any record date for any shareholder vote.

C. Dividends.

Commencing on the date of the issuance of such shares of Series I Preferred Stock (each respectively an “Issuance Date”), Holders of Series I Preferred Stock will be entitled to dividends on each outstanding share of Series I Preferred Stock (“Dividends”), at a rate equal to 6.0% per annum (“Dividend Rate”) of a stated value (“Stated Value”) of $1,000 per share of Series I Preferred Stock, subject to appropriate adjustment in the event of any stock splits, stock dividends, combinations of shares, recapitalizations or other such events relating to the outstanding Series I Preferred Stock at any time and from time to time. Dividends will accrue monthly and will be added to the Series I Liquidation Value, and upon redemption of the Series I Preferred Stock in accordance with Section I.F. Any calculation of the amount of such Dividends payable pursuant to the provisions of this Section I.C. will be made based on a 365-day year, compounded monthly.

So long as any shares of Series I Preferred Stock are outstanding, no dividends or other distributions will be paid, declared or set apart with respect to any Common Stock.

D. Protective Provision. So long as any shares of Series I Preferred Stock are outstanding, the Corporation will not, without the affirmative approval of the Holders of a majority of the shares of Series I Preferred Stock then outstanding (voting as a class), (i) alter or change adversely the powers, preferences or rights given to the Series I Preferred Stock or alter or amend this Certificate of Designations, (ii) authorize or create any class of stock ranking as to distribution of dividends senior to the Series I Preferred Stock, (iii) amend its articles of incorporation or other charter documents in breach of any of the provisions hereof, (iv) increase the authorized number of shares of Series I Preferred Stock, (v) liquidate, dissolve or wind-up the business and affairs of the Corporation, or effect any Deemed Liquidation Event (as defined below), or (vi) enter into any agreement with respect to any of the foregoing.

1. A “Deemed Liquidation Event” will mean: (a) a merger or consolidation in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or, if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2. The Corporation will not have the power to effect a Deemed Liquidation Event referred to in Section I.D.1 unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation will be allocated among the holders of capital stock of the Corporation in accordance with Section I.E.

E. Liquidation.

Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, and after payment or provision for any liquidation preference payable to the holders of any Preferred Stock ranking senior upon liquidation to the Series I Preferred Stock, but prior to any distribution or payment made to the holders of Common Stock or the holders of any Preferred Stock ranking junior upon liquidation to the Series I Preferred Stock by reason of their ownership thereof, the Holders of Series I Preferred Stock will be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount with respect to each share of Series I Preferred Stock equal to the Stated Value thereof plus any accrued but unpaid Dividends thereon (collectively, the “Series I Liquidation Value”).

If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation will be insufficient to make payment in full to all Holders, then such assets will be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

F. Redemption.

1. Corporation’s Redemption Option. At any time after one year from the Issuance Date and subject to a ten day advance notice (via email or overnight courier) to the Holders, the Corporation will have the right, at the Corporation’s option, to redeem all or any portion of the shares of Series I Preferred Stock at a price per share equal to 100% of the Series I Liquidation Value of the shares being redeemed. After the initial notice is delivered to the Holders, during the ten day notice period, Holders will have the right to convert pursuant to Section I.G.

2. Mandatory Redemption. If the Corporation determines to liquidate, dissolve or wind-up its business and affairs, or effect any Deemed Liquidation Event, the Corporation will redeem all of the outstanding shares of Series I Preferred Stock prior to the Deemed Liquidation Event. All Series I Preferred Shares shall be redeemed no later than three years after the Deemed Liquidation Event.

3. Mechanics of Redemption. If the Corporation elects to redeem any of the Holders’ Series I Preferred Stock then outstanding, it will deliver written notice thereof via email or overnight courier (“Notice of Redemption at Option of Corporation”) to each Holder whose shares are to be redeemed, which Notice of Redemption at Option of Corporation will indicate (a) the number of shares of Series I Preferred Stock that the Corporation is electing to redeem, (b) the date upon which the applicable redemption price will be paid, and (c) the amount of the applicable redemption price (with a reasonably detailed calculation thereof). The Notice of Redemption at Option of Corporation may not be delivered until at least ten days after notice is delivered to Holder pursuant to Section I.F.1. Upon receipt of such initial notice, the Holder will have the right to convert its Series I Preferred Shares into common shares pursuant to Section I.G.

4. Payment of Redemption Price. Upon receipt by any Holder of a Notice of Redemption at Option of Corporation, if Holder does not choose to convert pursuant to Section I.G, such Holder will promptly submit to the Corporation such Holder’s Series I Preferred Stock certificates. Upon receipt of such Holder’s Series I Preferred Stock certificates, the Corporation will pay the applicable redemption price to such Holder in cash.

G. Conversion.

1. Mechanics of Conversion.

Subject to the terms and conditions hereof, any or all of the outstanding shares of Series I Preferred Stock may be converted into shares of Common Stock at any time or times after the Issuance Date, at the option of Holder, (i) if at the option of a Holder, by delivery of a written notice to the Corporation (the “Holder Conversion Notice”), of the Holder’s election to convert Series I Preferred Stock and the number of shares of Series I Preferred Stock which such Holder is electing to convert, or (ii) if at the option of the Corporation, if and only if the closing price of the Common Stock on the Trading Market exceeds 400% of the Conversion Price for a period of twenty consecutive trading days, by delivery of a written notice to the subject Holder (the “Corporation Conversion Notice” and, with the Holder Conversion Notice, each a “Conversion Notice”), stating the Corporation’s election to convert Series I Preferred Stock and the number of such Holder’s shares of Series I Preferred Stock to be converted.

Within one day of the Corporation Conversion Notice or Holder Conversion Notice, the Corporation shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Holder Conversion Notice or issuance of the Corporation Conversion Notice to the Holder. Within three days of notice the Corporation shall issue a certificate for the number of shares specified in the Holder Conversion Notice or Corporation Conversion Notice.

2. Payment and Issuance Upon Conversion. In the event of a conversion of any Series I Preferred Stock, the Corporation shall issue to such Holder a number of Conversion Shares equal to (i) the Series I Liquidation Value multiplied by (ii) the number of shares of Series I Preferred Stock held by such Holder and subject to the Holder Conversion Notice, divided by (iii) the Conversion Price with respect to such Series I Preferred Stock.

3. Stock Splits. If the Corporation at any time and from time to time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Conversion Shares will be proportionately increased. If the Corporation at any time and from time to time on or after the first Issuance Date combines (by combination, reverse stock split, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of Conversion Shares will be proportionately decreased. Any adjustment under this Section I.G.3 shall become effective at the close of business on the date the subdivision or combination becomes effective.

4. Rights. In addition to any adjustments pursuant to Section I.G.3, if at any time the Corporation grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder could have acquired if Holder had held the number of shares of Common Stock acquirable upon conversion of all Preferred Stock held by Holder immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

5. Definitions. For purposes of this Section I, the following terms shall have the following meanings:

a. “As Converted Voting Shares” means the number of votes per share of Series I Preferred Stock calculated as pursuant to the following formula: Number of votes per Series I share = Series I Liquidation Value per share, divided by the Conversion Price, multiplied by twenty-five (25).

b. “Conversion Price” means a price per share of Common Stock equal to 100% of the closing bid price of the Common Stock on the Issuance Date, subject to adjustment as otherwise provided herein.

c. “Conversion Shares” means shares of Common Stock issuable upon conversion of Series I Preferred Stock.

d. “Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it shall not include any day on which the Common Stock is (i) scheduled to trade for less than 5 hours, or (ii) suspended from trading.

e. “Trading Market” means the OTC Bulletin Board, the OTCQB, the OTC Pink Sheets, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE Amex, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock. All Trading Market data shall be measured as provided by the appropriate function of the Bloomberg Professional service of Bloomberg Financial Markets or its successor performing similar functions.

f. “Transaction Documents” means, collectively, any Stock Purchase Agreement pursuant to which any share of Series I Preferred Stock is issued, and all other agreements, certificates and documents referenced therein or annexed thereto.

H. Stock Register. The Corporation will keep at its principal office, or at the offices of the transfer agent, a register of the Series I Preferred Stock, which shall be prima facie indicia of ownership of all outstanding shares of Series I Preferred Stock. Upon the surrender of any certificate representing Series I Preferred Stock at such place, the Corporation, at the request of the record Holder of such certificate, will execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the Holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

II. Miscellaneous.

A. Notices. Any and all notices to the Corporation will be addressed to the Corporation’s Chief Executive Officer at the Corporation’s principal place of business on file with the Secretary of State of the State of Delaware. Any and all notices or other communications or deliveries to be provided by the Corporation to any Holder hereunder will be in writing and delivered personally, by electronic mail or facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder will be deemed given and effective on the earliest of (1) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section II.A prior to 5:30 p.m. Eastern time, (2) the first business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this section later than 5:30 p.m. but prior to 11:59 p.m. Eastern time on such date, (3) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (4) upon actual receipt by the party to whom such notice is required to be given.

B. Lost or Mutilated Preferred Stock Certificate. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series I Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement will be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation will, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

C. Headings. The headings contained herein are for convenience only and will not be deemed to limit or affect any of the provisions hereof.

RESOLVED, FURTHER, that the chairman, chief executive officer, chief financial officer, president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Designation of Preferences, Rights and Limitations of Series I Preferred Stock in accordance with the foregoing resolution and the provisions of Delaware law.

Appendix B

POSITIVEID CORPORATION

CERTIFICATE OF DESIGNATIONS OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES II CONVERTIBLE PREFERRED STOCK

William J. Caragol and Allison F. Tomek, hereby certify that:

1. They are the Chief Executive Officer and Secretary, respectively, of PositiveID Corporation, a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 5,000,000 shares of preferred stock. There are currently 2,500 shares of preferred stock designated, of which 2,500 shares are Series I Convertible Preferred Stock.

3. The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 5,000,000 shares of $0.001 par value preferred stock (the “Preferred Stock”), issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any series and the designation thereof, of any of them;

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid in accordance with Section 151 of the General Corporation Law of the State of Delaware, and as set forth in this Certificate of Designations of Preferences, Rights and Limitations of Series II Convertible Preferred Stock, to designate the rights, preferences, restrictions and other matters relating to the Series II Convertible Preferred Stock, which will consist of 3,000 shares of Preferred Stock, par value $0.001 per share, which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preferred Stock are as follows:

I. Terms of Preferred Stock.

A. Designation and Amount. The series of Preferred Stock will be designated as the Corporation’s Series II Convertible Preferred Stock (the “Series II Preferred Stock”) and the number of shares so designated will be 3,000, which will not be subject to increase without the consent of the holders (each a “Holder” and collectively, the “Holders”) of a majority of the outstanding shares of Series II Preferred Stock.

B. Ranking and Voting.

1. Ranking. The Series II Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends and right of liquidation with the Corporation’s Common Stock (“Common Stock”); (b) pari passu with respect to dividends and right of liquidation with the Corporation’s Series I Convertible Preferred Stock and Series J Convertible Preferred Stock; and (c) junior to all existing and future indebtedness of the Corporation. Without the prior written consent of Holders holding a majority of the outstanding shares of Series II Preferred Stock, the Company may not issue any Preferred Stock that is not junior to the Series II Preferred Stock in right of dividends and liquidation.

2. Voting. Each share of Series II Preferred Stock shall be entitled to vote on all matters requiring shareholder vote. Each share of Series II Preferred Stock will be entitled to the number of votes per share based on the calculation of As Converted Voting Shares, as defined in Section I.G.5.a, calculated on any record date for any shareholder vote.

C. Dividends.

Commencing on the date of the issuance of such shares of Series II Preferred Stock (each respectively an “Issuance Date”), Holders of Series II Preferred Stock will be entitled to dividends on each outstanding share of Series II Preferred Stock (“Dividends”), at a rate equal to 6.0% per annum (“Dividend Rate”) of a stated value (“Stated Value”) of $1,000 per share of Series II Preferred Stock, subject to appropriate adjustment in the event of any stock splits, stock dividends, combinations of shares, recapitalizations or other such events relating to the outstanding Series II Preferred Stock at any time and from time to time. Dividends will accrue monthly and will be added to the Series II Liquidation Value, and upon redemption of the Series II Preferred Stock in accordance with Section I.F. Any calculation of the amount of such Dividends payable pursuant to the provisions of this Section I.C. will be made based on a 365-day year, compounded monthly.

So long as any shares of Series II Preferred Stock are outstanding, no dividends or other distributions will be paid, declared or set apart with respect to any Common Stock.

D. Protective Provision. So long as any shares of Series II Preferred Stock are outstanding, the Corporation will not, without the affirmative approval of the Holders of a majority of the shares of Series II Preferred Stock then outstanding (voting as a class), (i) alter or change adversely the powers, preferences or rights given to the Series II Preferred Stock or alter or amend this Certificate of Designations, (ii) authorize or create any class of stock ranking as to distribution of dividends senior to the Series II Preferred Stock, (iii) amend its articles of incorporation or other charter documents in breach of any of the provisions hereof, (iv) increase the authorized number of shares of Series II Preferred Stock, (v) liquidate, dissolve or wind-up the business and affairs of the Corporation, or effect any Deemed Liquidation Event (as defined below), or (vi) enter into any agreement with respect to any of the foregoing.

1. A “Deemed Liquidation Event” will mean: (a) a merger or consolidation in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or, if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2. The Corporation will not have the power to effect a Deemed Liquidation Event referred to in Section I.D.1 unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation will be allocated among the holders of capital stock of the Corporation in accordance with Section I.E.

E. Liquidation.

Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, and after payment or provision for any liquidation preference payable to the holders of any Preferred Stock ranking senior upon liquidation to the Series II Preferred Stock, but prior to any distribution or payment made to the holders of Common Stock or the holders of any Preferred Stock ranking junior upon liquidation to the Series II Preferred Stock by reason of their ownership thereof, the Holders of Series II Preferred Stock will be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount with respect to each share of Series II Preferred Stock equal to the Stated Value thereof plus any accrued but unpaid Dividends thereon (collectively, the “Series II Liquidation Value”).

If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation will be insufficient to make payment in full to all Holders, then such assets will be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

F. Redemption.

1. Corporation’s Redemption Option. At any time after one year from the Issuance Date and subject to a ten-day advance notice (via email or overnight courier) to the Holders, the Corporation will have the right, at the Corporation’s option, to redeem all or any portion of the shares of Series II Preferred Stock at a price per share equal to 100% of the Series II Liquidation Value of the shares being redeemed. After the initial notice is delivered to the Holders, during the ten-day notice period, Holders will have the right to convert pursuant to Section I.G.

2. Mandatory Redemption. If the Corporation determines to liquidate, dissolve or wind-up its business and affairs, or effect any Deemed Liquidation Event, the Corporation will redeem all of the outstanding shares of Series II Preferred Stock prior to the Deemed Liquidation Event. All Series II Preferred Shares shall be redeemed no later than three years after the Deemed Liquidation Event.

3. Mechanics of Redemption. If the Corporation elects to redeem any of the Holders’ Series II Preferred Stock then outstanding, it will deliver written notice thereof via email or overnight courier (“Notice of Redemption at Option of Corporation”) to each Holder whose shares are to be redeemed, which Notice of Redemption at Option of Corporation will indicate (a) the number of shares of Series II Preferred Stock that the Corporation is electing to redeem, (b) the date upon which the applicable redemption price will be paid, and (c) the amount of the applicable redemption price (with a reasonably detailed calculation thereof). The Notice of Redemption at Option of Corporation may not be delivered until at least ten days after notice is delivered to Holder pursuant to Section I.F.1. Upon receipt of such initial notice, the Holder will have the right to convert its Series II Preferred Shares into common shares pursuant to Section I.G.

4. Payment of Redemption Price. Upon receipt by any Holder of a Notice of Redemption at Option of Corporation, if Holder does not choose to convert pursuant to Section I.G, such Holder will promptly submit to the Corporation such Holder’s Series II Preferred Stock certificates. Upon receipt of such Holder’s Series II Preferred Stock certificates, the Corporation will pay the applicable redemption price to such Holder in cash.

G. Conversion.

1. Mechanics of Conversion.

Subject to the terms and conditions hereof, any or all of the outstanding shares of Series II Preferred Stock may be converted into shares of Common Stock at any time or times after the Issuance Date, at the option of Holder, (i) if at the option of a Holder, by delivery of a written notice to the Corporation (the “Holder Conversion Notice”), of the Holder’s election to convert Series II Preferred Stock and the number of shares of Series II Preferred Stock which such Holder is electing to convert, or (ii) if at the option of the Corporation, if and only if the closing price of the Common Stock on the Trading Market exceeds 400% of the Conversion Price for a period of twenty consecutive trading days, by delivery of a written notice to the subject Holder (the “Corporation Conversion Notice” and, with the Holder Conversion Notice, each a “Conversion Notice”), stating the Corporation’s election to convert Series II Preferred Stock and the number of such Holder’s shares of Series II Preferred Stock to be converted.

Within one day of the Corporation Conversion Notice or Holder Conversion Notice, the Corporation shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Holder Conversion Notice or issuance of the Corporation Conversion Notice to the Holder. Within three days of notice the Corporation shall issue a certificate for the number of shares specified in the Holder Conversion Notice or Corporation Conversion Notice.

2. Payment and Issuance Upon Conversion. In the event of a conversion of any Series II Preferred Stock, the Corporation shall issue to such Holder a number of Conversion Shares equal to (i) the Series II Liquidation Value multiplied by (ii) the number of shares of Series II Preferred Stock held by such Holder and subject to the Holder Conversion Notice, divided by (iii) the Conversion Price with respect to such Series II Preferred Stock.

3. Stock Splits. If the Corporation at any time and from time to time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Conversion Shares will be proportionately increased. If the Corporation at any time and from time to time on or after the first Issuance Date combines (by combination, reverse stock split, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of Conversion Shares will be proportionately decreased. Any adjustment under this Section I.G.3 shall become effective at the close of business on the date the subdivision or combination becomes effective.

4. Rights. In addition to any adjustments pursuant to Section I.G.3, if at any time the Corporation grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder could have acquired if Holder had held the number of shares of Common Stock acquirable upon conversion of all Preferred Stock held by Holder immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

5. Definitions. For purposes of this Section I, the following terms shall have the following meanings:

a. “As Converted Voting Shares” means the number of votes per share of Series II Preferred Stock calculated as pursuant to the following formula: Number of votes per Series II share = Series II Liquidation Value per share, divided by the Conversion Price, multiplied by twenty-five (25).

b. “Conversion Price” means a price per share of Common Stock equal to 100% of the lowest daily volume weighted average price of the Common Stock during the subsequent 12 months following the Issuance Date, subject to adjustment as otherwise provided herein.

c. “Conversion Shares” means shares of Common Stock issuable upon conversion of Series II Preferred Stock.

d. “Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it shall not include any day on which the Common Stock is (i) scheduled to trade for less than 5 hours, or (ii) suspended from trading.

e. “Trading Market” means the OTC Bulletin Board, the OTCQB, the OTC Pink Sheets, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE Amex, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock. All Trading Market data shall be measured as provided by the appropriate function of the Bloomberg Professional service of Bloomberg Financial Markets or its successor performing similar functions.

f. “Transaction Documents” means, collectively, any Stock Purchase Agreement pursuant to which any share of Series II Preferred Stock is issued, and all other agreements, certificates and documents referenced therein or annexed thereto.

H. Stock Register. The Corporation will keep at its principal office, or at the offices of the transfer agent, a register of the Series II Preferred Stock, which shall be prima facie indicia of ownership of all outstanding shares of Series II Preferred Stock. Upon the surrender of any certificate representing Series II Preferred Stock at such place, the Corporation, at the request of the record Holder of such certificate, will execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the Holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

II. Miscellaneous.

A. Notices. Any and all notices to the Corporation will be addressed to the Corporation’s Chief Executive Officer at the Corporation’s principal place of business on file with the Secretary of State of the State of Delaware. Any and all notices or other communications or deliveries to be provided by the Corporation to any Holder hereunder will be in writing and delivered personally, by electronic mail or facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder will be deemed given and effective on the earliest of (1) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section II.A prior to 5:30 p.m. Eastern time, (2) the first business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this section later than 5:30 p.m. but prior to 11:59 p.m. Eastern time on such date, (3) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (4) upon actual receipt by the party to whom such notice is required to be given.

B. Lost or Mutilated Preferred Stock Certificate. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series II Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement will be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation will, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

C. Headings. The headings contained herein are for convenience only and will not be deemed to limit or affect any of the provisions hereof.

RESOLVED, FURTHER, that the chairman, chief executive officer, chief financial officer, president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Designation of Preferences, Rights and Limitations of Series II Preferred Stock in accordance with the foregoing resolution and the provisions of Delaware law.

Appendix C

POSITIVEID CORPORATION

CERTIFICATE OF DESIGNATIONS OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES J CONVERTIBLE PREFERRED STOCK

William J. Caragol and Allison F. Tomek, hereby certify that:

1. They are the Chief Executive Officer and Secretary, respectively, of PositiveID Corporation, a Delaware corporation (the “Corporation”).

2. The Corporation is authorized to issue 5,000,000 shares of preferred stock, of which 5,500 are currently designated.

3. The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 5,000,000 shares of $0.001 par value preferred stock (the “Preferred Stock”), issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any series and the designation thereof, of any of them;

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid in accordance with Section 151 of the General Corporation Law of the State of Delaware, and as set forth in this Certificate of Designations of Preferences, Rights and Limitations of Series J Convertible Preferred Stock, to designate the rights, preferences, restrictions and other matters relating to the Series J Convertible Preferred Stock, which will consist of 1,700 shares of Series J Convertible Preferred Stock, par value $0.001 per share, which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preferred Stock as follows:

I. Terms of Preferred Stock.

A. Designation and Amount. The series of Preferred Stock will be designated as the Corporation’s Series J Convertible Preferred Stock (the “Series J Preferred Stock”) and the number of shares so designated will be 1,700, with an initial liquidation, or stated, value of $1,000 per share (“Stated Value”) which will not be subject to increase without the consent of the holders (each a “Holder” and collectively, the “Holders”) of a majority of the outstanding shares of Series J Preferred Stock.

B. Ranking and Voting.

1. Ranking. The Series J Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends and right of liquidation with the Corporation’s Common Stock (“Common Stock”), (b) pari pasu with respect to dividends and right of liquidation with Series I Convertible Preferred Stock; and (c) junior with respect to dividends and right of liquidation to all existing and future indebtedness of the Corporation. Without the prior written consent of Holders holding a majority of the outstanding shares of Series J Preferred Stock, the Company may not issue any Preferred Stock that is senior to the Series J Preferred Stock in right of dividends and liquidation.

2. Voting. Series J Preferred Stock shall be non-voting on any matters requiring shareholder vote.

C. Dividends. Series J Preferred Stock will be not be entitled to dividends.

D. Protective Provision. So long as any shares of Series J Preferred Stock are outstanding, the Corporation will not, without the affirmative approval of the Holders of a majority of the shares of Series J Preferred Stock then outstanding (voting as a class), (i) alter or change adversely the powers, preferences or rights given to the Series J Preferred Stock or alter or amend this Certificate of Designations, (ii) authorize or create any class of stock ranking as to distribution of dividends senior to the Series J Preferred Stock, (iii) amend its articles of incorporation or other charter documents in breach of any of the provisions hereof, (iv) increase the authorized number of shares of Series J Preferred Stock, (v) liquidate, dissolve or wind-up the business and affairs of the Corporation, or effect any Deemed Liquidation Event (as defined below), or (vi) enter into any agreement with respect to any of the foregoing.

1. A “Deemed Liquidation Event” will mean: (a) a merger or consolidation in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or, if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2. The Corporation will not have the power to effect a Deemed Liquidation Event referred to in Section I.D.1 unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation will be allocated among the holders of capital stock of the Corporation in accordance with Section I.E.

E. Liquidation.

1. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, and after payment or provision for any liquidation preference payable to the holders of any Preferred Stock ranking senior upon liquidation to the Series J Preferred Stock, but prior to any distribution or payment made to the holders of Common Stock or the holders of any Preferred Stock ranking junior upon liquidation to the Series J Preferred Stock by reason of their ownership thereof, the Holders of Series J Preferred Stock will be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount with respect to each share of Series J Preferred Stock equal to the Stated Value thereof (the “Series J

2. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation will be insufficient to make payment in full to all Holders, then such assets will be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

F. Redemption.

1. Corporation’s Redemption Option. At any time after the date of the issuance of shares of Series J Preferred Stock (each respectively an “Issuance Date”), the Corporation will have the right, at the Corporation’s option, to redeem all or any portion of the shares of Series J Preferred Stock at a price per share equal to 100% of the Series J Liquidation Value of the shares being redeemed.

2. Mechanics of Redemption. If the Corporation elects to redeem any of the Holders’ Series J Preferred Stock then outstanding, it will deliver written notice thereof via email or overnight courier (“Notice of Redemption at Option of Corporation”) to each Holder whose shares are to be redeemed, which Notice of Redemption at Option of Corporation will indicate (a) the number of shares of Series J Preferred Stock that the Corporation is electing to redeem, (b) the date upon which the applicable redemption price will be paid, and (c) the amount of the applicable redemption price.

3. Payment of Redemption Price. Upon receipt by any Holder of a Notice of Redemption at Option of Corporation, such Holder will promptly submit to the Corporation such Holder’s Series J Preferred Stock certificates. Upon receipt of such Holder’s Series J Preferred Stock certificates, the Corporation will pay the applicable redemption price to such Holder in cash.

G. Conversion.

1. Mechanics of Conversion.

a. To convert the shares of the Series J Preferred Stock into shares of Common Stock on any date following the six month anniversary of the Issuance Date (the “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver) for receipt on or prior to 11:59 p.m., Eastern Time on such date, a copy of a fully executed notice of conversion (the “Conversion Notice”) to the Corporation’s designated transfer agent (the “Transfer Agent”) with a copy thereto to the Corporation and (b) surrender to a common carrier for delivery to the Transfer Agent at such time the original certificates representing the shares of the Series J Preferred Stock being converted (or a letter attesting to their loss, theft or destruction with respect to such shares in the case of their loss, theft or destruction) (the “Series J Certificate”), duly endorsed for transfer.

b. Upon receipt by the Corporation of a copy of the Conversion Notice, the Corporation shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to the Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. Upon receipt by the Transfer Agent of the Series J Certificates to be converted pursuant to the Conversion Notice, the Transfer Agent shall, within three business days following the date of receipt, issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate registered in the name of the Holder or its designee for a number of shares of Common Stock to which the Holder shall be entitled. If the number of the shares of the Series J Preferred Stock represented by the Series J Certificate(s) submitted for conversion is greater than the number of Preferred Stock being converted, then the Transfer Agent shall, as soon as practicable and in no event later than three (3) business days after receipt of the Series J Certificate(s), issue and deliver to the Holder a new Series J Certificate representing the number of the shares of the Series J Preferred Stock not converted. The Holder shall be responsible for any legal opinion required by the Transfer Agent related to the issuance of the Conversion Shares.

c. The Holder shall pay any and all taxes that may be payable with respect to the issuance and delivery of the Common Stock upon the conversion of the shares of the Series J Preferred Stock.

2. Payment and Issuance Upon Conversion. In the event of a conversion of any Series J Preferred Stock, the Corporation shall issue to such Holder a number of Conversion Shares equal to (i) the Series J Liquidation Value multiplied by (ii) the number of shares of Series J Preferred Stock held by such Holder and subject to the Holder Conversion Notice, divided by (iii) the Conversion Price with respect to such Series J Preferred Stock, subject to the Conversion Limitations described in Section I.G.3.

3. Conversion Limitations. Any conversion will be limited by: (i) Holder may not make more than one conversion every ten Trading Days, and (ii) the amount of Conversion Shares at any conversion may not be more than the Conversion Limit.

4. Stock Splits. If the Corporation at any time and from time to time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Conversion Shares will be proportionately increased. If the Corporation at any time and from time to time on or after the first Issuance Date combines (by combination, reverse stock split, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of Conversion Shares will be proportionately decreased. Any adjustment under this Section I.G.4 shall become effective at the close of business on the date the subdivision or combination becomes effective.

5. Definitions. For purposes of this Section I, the following terms shall have the following meanings:

a. “Conversion Limit” means the total number of shares of Common Stock traded over the ten Trading Days preceding the Conversion Notice multiplied by 5%.

b. “Conversion Price” means a price per share of Common Stock equal to 100% of the arithmetic average of the volume weighted average price of the Common Stock for the fifteen Trading Days prior to the six month anniversary of the Issuance Date.

c. “Conversion Shares” means shares of Common Stock issuable upon conversion of Series J Preferred Stock.

d. “Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it shall not include any day on which the Common Stock is (i) scheduled to trade for less than 5 hours, or (ii) suspended from trading.

e. “Trading Market” means the OTC Bulletin Board, the OTCQB, the OTC Pink Sheets, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE Amex, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock. All Trading Market data shall be measured as provided by the appropriate function of the Bloomberg Professional service of Bloomberg Financial Markets or its successor performing similar functions.

H. Stock Register. The Corporation will keep at its principal office, or at the offices of the transfer agent, a register of the Series J Preferred Stock, which shall be prima facie indicia of ownership of all outstanding shares of Series J Preferred Stock. Upon the surrender of any certificate representing Series J Preferred Stock at such place, the Corporation, at the request of the record Holder of such certificate, will execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the Holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

II. Miscellaneous.

A. Notices. Any and all notices to the Corporation will be addressed to the Corporation’s Chief Executive Officer at the Corporation’s principal place of business on file with the Secretary of State of the State of Delaware. Any and all notices or other communications or deliveries to be provided by the Corporation to any Holder hereunder will be in writing and delivered personally, by electronic mail or facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder will be deemed given and effective on the earliest of (1) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section II.A prior to 5:30 p.m. Eastern Time, (2) the first business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this section later than 5:30 p.m. but prior to 11:59 p.m. Eastern Time on such date, (3) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (4) upon actual receipt by the party to whom such notice is required to be given.

B. Lost or Mutilated Preferred Stock Certificate. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series J Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement will be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation will, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

C. Headings. The headings contained herein are for convenience only and will not be deemed to limit or affect any of the provisions hereof.

RESOLVED, FURTHER, that the chairman, chief executive officer, chief financial officer, president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Designation of Preferences, Rights and Limitations of Series J Preferred Stock in accordance with the foregoing resolution and the provisions of Delaware law.